ServiceSource Reports First Quarter 2015 Financial Results

SAN FRANCISCO, May 7, 2015 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced financial results for the first quarter ended March 31, 2015.

“I am pleased that the ServiceSource team, through solid execution and cost control, exceeded our expectations across all key metrics in the quarter. Our Managed Services teams drove strong renewals across a majority of our customers and, while investing in the initiatives to drive our turnaround, we effectively managed our people and expenses to control costs,” said Christopher Carrington, CEO of ServiceSource. “We are seeing strong indicators that our continued focus on customer centricity is making a difference with customers, including a considerable decrease in customer churn in Q1. ServiceSource continued to sign new logos and expand our relationships with existing customers. I am confident the new additions to the team will only strengthen the momentum we are building. I am excited about the opportunities ahead of us as we continue to improve the performance of the business and invest in our people, processes and technologies to drive success for our customers.”

GAAP revenue was $66.2 million in the first quarter, representing a 0.9% decrease from the $66.8 million delivered in same the period in the prior year. Non-GAAP revenue, which excludes the impact of the reduction of deferred revenue in connection with our acquisition of Scout Analytics, was $66.3 million, reflecting a 1.4% decrease from the same period in the prior year.

For the first quarter of fiscal year 2015, adjusted EBITDA was $0.7 million, compared with a loss of $6.4 million for the same period last year. GAAP net loss in the quarter was $10.2 million, or $0.12 per share, compared with GAAP net loss of $18.7 million, or $0.23 per share, for the same period last year. Non-GAAP net loss in the quarter was $0.7 million compared with a net loss of $5.5 million for the same period last year. Non-GAAP EPS was a $0.01 loss per basic and diluted share, compared with a loss of $0.07 per basic and diluted share for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its first quarter 2015 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 24926531. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our business opportunities, challenges and market position. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert managed services, best-practice processes, and cloud software proven to increase customer success, drive revenue growth and decrease churn from existing customers. ServiceSource's solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. Thanks to ServiceSource, another customer is renewed every 47 seconds. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31
	2015	2014

Net revenue	$66,197	$66,816
Cost of revenue (1)	45,815	47,595
Gross profit	20,382	19,221
Operating expenses:
Sales and marketing (1)	10,835	15,671
Research and development (1)	4,822	6,716
General and administrative (1)	12,165	12,865
Restructuring and other	751	—
Total operating expenses	28,573	35,252
Loss from operations	(8,191)	(16,031)
Other, net	(1,845)	(2,574)
Loss before income taxes	(10,036)	(18,605)
Income tax provision	134	135
Net loss	$(10,170)	$(18,740)
Net loss per share, basic and diluted	$(0.12)	$(0.23)
Weighted average common shares outstanding, basic and diluted	84,252	82,077

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31
	2015	2014
Cost of revenue	$836	$1,034
Sales and marketing	931	1,837
Research and development	548	701
General and administrative	2,253	2,010
Total stock-based compensation	$4,568	$5,582

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$85,235	$90,382
Short-term investments	125,818	125,000
Accounts receivable, net	64,516	70,163
Deferred income taxes	390	398
Prepaid expenses and other	6,604	6,815
Total current assets	282,563	292,758
Property and equipment, net	24,951	25,658
Deferred income taxes, net of current portion	2,481	2,488
Goodwill and intangibles, net	10,579	10,957
Other assets, net	9,007	7,985
Total assets	$329,581	$339,846

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,521	$2,922
Accrued taxes	888	1,721
Accrued compensation and benefits	17,131	20,056
Deferred revenue	7,431	7,018
Accrued liabilities and other	7,269	11,451
Total current liabilities	36,240	43,168
Obligations under capital leases, net current portion	251	329
Convertible notes, net	122,486	120,730
Other long-term liabilities	4,142	4,331
Total liabilities	163,119	168,558
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	317,233	312,017
Accumulated deficit	(151,579)	(141,409)
Accumulated other comprehensive income	1,241	1,113
Total stockholders’ equity	166,462	171,288
Total liabilities and stockholders’ equity	$329,581	$339,846

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three months ended
	March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(10,170)	$(18,740)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,500	3,029
Amortization of debt discount and issuance costs	1,924	1,788
Amortization of premium on short-term investments	(37)	(161)
Deferred income taxes	8	—
Stock-based compensation	4,568	5,582
Restructuring and other	(689)	—
Changes in operating assets and liabilities:
Accounts receivable, net	4,075	10,904
Prepaid expenses and other	92	412
Restricted cash	(1,244)	—
Accounts payable	485	2,001
Accrued taxes	(781)	(184)
Accrued compensation and benefits	(1,870)	(1,313)
Accrued liabilities and other	(3,571)	(1,305)
Net cash (used in) provided by operating activities	(3,710)	2,013
Cash flows from investing activities
Acquisition of property and equipment	(2,669)	(1,304)
Cash paid for acquisition, net of cash acquired	—	(32,551)
Purchases of short-term investments	(17,035)	(28,357)
Sales of short-term investments	16,630	8,066
Maturities of short-term investments	—	1,095
Net cash used in investing activities	(3,074)	(53,051)
Cash flows from financing activities
Repayment of long-term debt and capital lease obligations	(45)	(101)
Proceeds from common stock issuances	648	2,753
Net cash provided by financing activities	603	2,652
Net decrease in cash and cash equivalents	(6,181)	(48,386)
Effect of exchange rate changes on cash and cash equivalents	1,034	197
Cash and cash equivalents at beginning of period	90,382	170,132
Cash and cash equivalents at end of period	$85,235	$121,943

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.
Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs and non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended
		March 31,
		2015	2014
Net Revenue
GAAP net revenue		$66,197	$66,816
Adjustments to revenue	(A)	110	445
Non-GAAP net revenue		$66,307	$67,261

Gross Profit
GAAP gross profit		$20,382	$19,221
Non-GAAP adjustments:
Adjustments to revenue	(A)	110	445
Stock-based compensation	(B)	836	1,034
Amortization of internally-developed software	(C)	1,006	531
Amortization of purchased intangible assets	(D)	247	275
Non-GAAP gross profit		$22,581	$21,506

Gross Profit %
GAAP gross profit		31%	29%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%
Stock-based compensation	(B)	1%	2%
Amortization of internally-developed software	(C)	2%	1%
Amortization of purchased intangible assets	(D)	—%	—%
Non-GAAP gross profit		34%	32%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$28,573	$35,252
Stock-based compensation	(B)	(3,732)	(4,548)
Amortization of internally-developed software	(C)	(84)	(57)
Amortization of purchased intangible assets	(D)	(131)	(164)
Acquisition related costs	(E)	—	(554)
Restructuring and other	(F)	(751)	—
Non-GAAP operating expenses		$23,875	$29,929

Net loss
GAAP net loss		$(10,170)	$(18,740)
Non-GAAP adjustments:
Adjustments to revenue	(A)	110	445
Stock-based compensation	(B)	4,568	5,582
Amortization of internally-developed software	(C)	1,090	588
Amortization of purchased intangible assets	(D)	378	440
Acquisition related costs	(E)	—	554
Restructuring and other	(F)	751	—
Non-cash interest expense	(G)	1,924	1,788
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	620	3,818
Non-GAAP net loss		$(729)	$(5,525)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.12)	$(0.23)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	0.01
Stock-based compensation	(B)	0.05	0.07
Amortization of internally-developed software	(C)	0.01	0.01
Amortization of purchased intangible assets	(D)	—	0.01
Acquisition related costs	(E)	—	0.01
Restructuring and other	(F)	0.01	—
Non-cash interest expense	(G)	0.02	0.02
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	0.01	0.05
Non-GAAP diluted net loss per share		$(0.01)	$(0.07)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		84,252	82,077

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue - Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million of revenue was not recognized for the three months ended March 31, 2015. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended March 31, 2015.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Acquisition related costs. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs and acquisition bonus payments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(F) Restructuring and other expense.   Included in our GAAP presentation, we will incur expenses with our ongoing restructuring effort to reduce expenses to better match revenues.  We expect this restructuring effort to continue over the next several quarters.  These costs would incur employee severance costs and also costs related to cancellation of contracts or loss of future benefit.  These are one-time in nature costs that are not indicative of our core operating performance.

(G) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(H) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E ,F, and G noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2015	2014

Net loss	$(10,170)	$(18,740)
Income tax provision	134	135
Other, net	1,845	2,574
Depreciation and amortization	3,500	3,029
EBITDA	(4,691)	(13,002)
Stock-based compensation	4,568	5,582
Adjustments to revenue	110	445
Acquisition related costs	—	554
Restructuring and other	751	—
Adjusted EBITDA	$739	$(6,421)

ServiceSource International, Inc.
Reporting Segments
(In thousands)
(unaudited)
	Three Months Ended March 31,
	2015		2014
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$58,014	$8,183	$58,569	$8,247
Cost of Revenue	41,996	3,819	41,306	6,289
Gross Profit	$16,018	$4,364	$17,263	$1,958

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com